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                                                                     EXHIBIT 8.1

                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881



                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 227-8591

                                December 30, 1999



Summit Properties Inc.
212 South Tryon Street, Suite 500
Charlotte, NC 21281

         Re:      Certain Federal Income Tax Matters

Ladies and Gentlemen:

         This opinion is delivered to you in our capacity as counsel to Summit Properties Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, relating to the registration of 2,214,803 shares of common stock, par value $.01 per share ("Common Stock"), of the Company, consisting of (i) 178,045 shares of Common Stock (the "Redemption Shares") that may be issued by the Company if and to the extent that the 178,045 common units of limited partnership interest (the "Units") in Summit Properties Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), originally issued to certain unitholders in connection with the acquisition by the Operating Partnership of a portfolio of apartment communities located in Texas, are presented to the Operating Partnership for redemption (which may occur at any time on or after January 1, 2000) and the Company exercises its rights under the Operating Partnership's agreement of limited partnership, as amended, to acquire such Units in exchange for Redemption Shares; and (ii) 2,036,758 currently issued and outstanding shares of Common Stock to be sold pursuant to the Registration Statement for the respective accounts of certain stockholders of the Company. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the statements set forth under the heading "Federal Income Tax Considerations and Consequences of Your Investment" in the prospectus (the "Prospectus") contained in the Registration Statement.

         In rendering the following opinions, we have reviewed the Prospectus and the descriptions set forth therein of the Company and its current and proposed investments and activities. We have also examined the Articles of Incorporation and Bylaws of the Company, each as amended, the Company's federal income tax returns for each of its taxable years ended December 1994, December 1995, December 1996, December 1997, and December 1998, as filed on Forms 1120-REIT, and such other records, certificates and documents as we have
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                          GOODWIN, PROCTER & HOAR LLP


Summit Properties Inc.
December 30, 1999
Page 2


deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Prospectus, are referred to herein as the "Documents."

         We have relied upon the representations of individuals who are senior officers of the Company, the Operating Partnership, and Summit Management Company regarding the manner in which the Company has been and will continue to be owned and operated and with respect to the Company's continued compliance with the asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a REIT. We also have relied upon the statements contained in the Documents regarding the operation and ownership of the Company, the Operating Partnership, Summit Management Company, and their affiliates. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct, and complete and that all representations and statements made "to the best knowledge and belief" of any person(s) or parties or with similar qualification are and will be true, correct, and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Prospectus and in all prior registration statements filed with the Securities and Exchange Commission continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

         In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

                                      * * *



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                          GOODWIN, PROCTER & HOAR LLP


Summit Properties Inc.
December 30, 1999
Page 3



         Based upon and subject to the foregoing, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that:

         1. For its taxable years ended December 31, 1994, through December 31, 1998, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation has enabled it to and will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

         2. The statements set forth under the headings "Federal Income Tax Considerations and Consequences of Your Investment" in the Prospectus, to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

                                      * * *

         We express no opinion herein other than the opinions expressly set forth above. You should recognize that our opinions are not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions would be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions.
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                          GOODWIN, PROCTER & HOAR LLP


Summit Properties Inc.
December 30, 1999
Page 4

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     /S/ Goodwin, Procter & Hoar  LLP

                                     GOODWIN, PROCTER & HOAR  LLP